SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Under Rule 14a-12

SEATTLE GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21823 - 30th Drive S.E.

Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2003

The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 14, 2003 at 10:00 a.m. local time at the principal offices of the Company at 21823 - 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 21, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors, Clay B. Siegall, Ph.D. President and Chief Executive Officer	H. Perry Fell, Ph.D. Chairman of the Board and Chief Strategy Officer

Bothell, Washington

April 11, 2003

YOUR VOTE IS IMPORTANT There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2003

Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set March 21, 2003 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. There were 30,770,177 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and the 2002 Annual Report, are being mailed to stockholders on or about April 11, 2003.

In this proxy statement:

•	“We,” “us,” “our” and the “Company” refer to Seattle Genetics, Inc.

•	“Annual Meeting” means our 2003 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Wednesday, May 14, 2003 at 10:00 a.m. local time at our principal offices located at 21823 - 30th Drive S.E., Bothell, Washington 98021.

All stockholders who owned shares of our stock as of March 21, 2003, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 21, 2003, the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and H. Perry Fell as your representatives at the Annual Meeting. Clay B. Siegall and H. Perry Fell will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

You are being asked to vote on:

•	The election of two directors to serve on our Board of Directors.

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

VOTING PROCEDURE

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically via the Internet.

To submit your proxy by telephone or via the Internet, follow the instructions on the proxy card.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” The two proposals described in this proxy statement qualify as routine matters.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

EFFECT OF ABSTENTIONS

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

REQUIRED VOTE

Assuming a quorum is present, the two nominees receiving the highest number of yes votes will be elected as directors. The ratification of the independent accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

Seattle Genetics, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR each of the director nominees, FOR ratification of the Company’s independent accountants and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for the location of the nearest public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and H. Perry Fell to vote on such matters at their discretion.

PROPOSALS FOR 2004 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2004 Annual Meeting, you must submit your proposal in writing by December 12, 2003 to Clay B. Siegall, President and Chief Executive Officer, Seattle Genetics, 21823 - 30th Drive S.E., Bothell, Washington 98021.

If you submit a proposal for the 2004 Annual Meeting after December 12, 2003, management may or may not, at their discretion, present the proposal at that meeting, and the proxies for the 2004 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

Proposals of stockholders intended to be considered at the 2004 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 14, 2004 and no later than February 13, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of eight members. The Class II directors, whose terms expire at the 2003 Annual Meeting, are Clay B. Siegall, Douglas E. Williams and Charles P. Waite, Jr. The Class III directors, whose terms expire at the 2004 Annual Meeting, are H. Perry Fell, Marc E. Lippman and Douglas G. Southern. The Class I directors, whose terms expire at the 2005 Annual Meeting, are Karl Erik Hellström and Michael F. Powell. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Dr. Siegall and Dr. Williams have been nominated by the Board for re-election at the Annual Meeting as Class II directors for three-year terms expiring at the 2006 Annual Meeting. Mr. Waite has not been nominated for re-election, and his term as a director will expire at the Annual Meeting. Our Certificate of Incorporation and Bylaws provide that the Board of Directors may reduce the size of the Board in certain circumstances, and we intend to decrease the size of the Board of Directors to seven members effective upon expiration of Mr. Waite’s term as a director.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 14, 2003, and certain other information about them are set forth below:

Name of Director Nominee	Age	Company Positions/Offices	Director Since
Clay B. Siegall, Ph.D.	42	President, Chief Executive Officer and Director	December 1997
Douglas E. Williams, Ph.D. (1)	45	Director	May 2001

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
H. Perry Fell, Ph.D.	46	Chairman of the Board, Chief Strategy Officer and Director	December 1997	2004
Marc E. Lippman, M.D. (1) (2)	58	Director	June 2000	2004
Douglas G. Southern (2)	60	Director	June 2002	2004
Michael F. Powell, Ph.D. (2)	48	Director	April 1998	2005
Karl Erik Hellström, M.D., Ph.D. (1)	69	Director	April 1998	2005

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR NOMINEE PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as one of our directors since December 1997 and as our President since June 2000. Dr. Siegall also served as our Executive Vice President from December 1997 to June 2000 and as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Senior Research Investigator from February 1991 to January 1995 and as a Principal Scientist from January 1995 to December 1997. From February 1988 to February 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. Dr. Siegall has authored 67 scientific papers and holds nine patents. He serves on the Editorial Board of three scientific journals and is a member of the Board of Scientific Counselors for the Cancer Treatment Research Foundation. Dr. Siegall was given the Pierce Award in 1995 for his efforts in the field of targeted toxins. In 2002, he was an Ernst & Young Pacific Northwest Entrepreneur of the Year award finalist in the healthcare category.

Douglas E. Williams, Ph.D.    Dr. Williams has served as one of our directors since May 2001. Dr. Williams has been Head of Health and Strategic Development of Genesis Research & Development Corporation, LTD, a New Zealand biotechnology company, since October 2002. Prior to that, Dr. Williams was Senior Vice President and Washington Site Leader of Amgen, Inc., a biotechnology company, from July 2002 to October 2002 and executive vice president and chief technology officer at Immunex Corporation, a biotechnology company, from October 1999 until July 2002. Previously, he was senior vice president of discovery research at Immunex from October 1994 to October 1999. In addition to Seattle Genetics, Dr. Williams serves on the board of Genesis Research & Development Corporation and is Chairman of the Board of Amnis Corporation, a cell imaging technology company. Dr. Williams holds a B.S. magna cum laude in biological sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo.

CONTINUING DIRECTOR PROFILES

H. Perry Fell, Ph.D.    Dr. Fell co-founded Seattle Genetics in 1997. He has served as our Chairman of the Board since March 2002, as our Chief Strategy Officer since November 2002 and as one of our directors since December 1997. He also served as our President from December 1997 to June 2000 and as our Chief Executive Officer from December 1997 to November 2002. Prior to co-founding Seattle Genetics, Dr. Fell was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Research Scientist from June 1986 to April 1989 and as Director of the Molecular Immunology Department from April 1989 to December 1997. In addition to Seattle Genetics, Dr. Fell serves as a director of International Therapeutics, Inc., a biotechnology company. Dr. Fell received an M.B.A. from the University of Washington, a Ph.D. in Immunology from the University of Texas Health Science Center at Dallas, Southwestern Medical School and a B.S. in Microbiology from the University of Texas at Arlington. Dr. Fell has authored 30 scientific papers and holds nine patents. In 2002, he was an Ernst & Young Pacific Northwest Entrepreneur of the Year award finalist in the healthcare category.

Karl Erik Hellström, M.D., Ph.D.    Dr. Hellström has served as one of our directors since April 1998. He has been a principal investigator at the Pacific Northwest Research Institute since 1998. Dr. Hellström previously served as Vice President of Oncology Drug Discovery and Vice President of Immunotherapeutics at the Bristol-Myers Squibb Pharmaceutical Research Institute from October 1983 to September 1997. From August 1975 to September 1983, he was Head of the Tumor Immunology Program at the Fred Hutchinson Cancer Research Center after serving as Professor of Pathology at the University of Washington Medical School starting in September 1966 and where he continues to retain an Affiliate Professorship. In addition to Seattle Genetics, Dr. Hellström serves as a director of GeneMax, a biotechnology company. Dr. Hellström received his M.D. and Ph.D. degrees in tumor biology/immunogenetics from the Karolinska Institute in Stockholm, Sweden. He has published over 450 scientific papers, has over 20 patents and has received several awards, including the Yearly Award from the American Cancer Society, the Parke Davis Award in Experimental Pathology and the Humbold Award. Dr. Hellström also received RNO (Knight of the Northern Star, 1st Class) from Sweden in 1976. He is a past member of the Scientific Advisory Board of Sloan-Kettering Memorial Cancer Center and is a present member of the Scientific Advisory Council Cancer Research Institute, Inc.

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since February 2001, he has been the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Raven Biotechnology, a biotechnology company. Dr. Lippman has also served as a member of our Scientific Advisory Board since June 1998. He received his B.A., magna cum laude, from Cornell in 1964 and his M.D. from Yale where he was elected to Alpha Omega Alpha in 1968.

Michael F. Powell, Ph.D.    Dr. Powell has served as one of our directors since April 1998. He has served as Managing Director of Sofinnova Venture Partners since 1998. Previously, he was a Group Leader at Genentech, a biotechnology company, from December 1990 to June 1997 and Director of Product Development for Cytel Corporation, a biotechnology firm, from September 1987 to December 1990. He is an Adjunct Professor at the University of Kansas and an editorial board member of several pharmaceutical journals. Dr. Powell received his Ph.D. in Chemistry from the University of Toronto in 1981 and was a postdoctoral fellow in Bio-Organic Chemistry at the University of California. In 1993, Dr. Powell was honored as a Fellow by the American Association of Pharmaceutical Scientists. Dr. Powell is the author of nearly 100 publications and books, including a treatise on vaccine design.

Douglas G. Southern    Mr. Southern has served as one of our directors and as Chairman of our Audit Committee since June 2002. Prior to joining our board, Mr. Southern was Senior Vice President and Chief Financial Officer at Immunex Corporation from January 1991 until retiring in April 1999. Prior to Immunex, he served as Senior Vice President, Chief Financial Officer at Pay ‘N Pak Stores from December 1985 to June 1990 and as Vice President and Corporate Controller of Coca Cola Bottling Company of Los Angeles from September 1975 to November 1979. From November 1979 to September 1985 and from September 1965 to September 1975, he served as an auditor and Certified Public Accountant with Arthur Young & Company, a predecessor to the global accounting firm Ernst & Young, LLC, the last six years of which he was an audit partner. Mr. Southern also serves on the board of directors and audit committee of Cutter & Buck Inc., a designer and marketer of upscale sportswear. He holds a B.S. in business administration from the University of California, Los Angeles and a Master’s in Accounting from the University of Southern California.

SENIOR MANAGEMENT

The senior management of the Company who are not also directors of the Company, their ages as of May 14, 2003 and certain other information about them are set forth below:

Name of Non-Director Senior Management	Age	Company Positions/Offices
Tim J. Carroll	51	Chief Financial Officer
Eric L. Dobmeier	34	Senior Director, Legal Affairs and General Counsel
Morris Z. Rosenberg, D.Sc.	43	Vice President, Development
Peter D. Senter, Ph.D.	51	Vice President, Chemistry
Amy P. Sing, M.D.	45	Senior Director, Medical and Regulatory Affairs

SENIOR MANAGEMENT PROFILES

Tim J. Carroll    Mr. Carroll has served as our Chief Financial Officer since July 2000. Prior to joining us, Mr. Carroll was Chief Financial Officer of ARIS Corporation, a technology firm, from August 1999 to July 2000 and with its predecessor company, fine.com, an internet development company, from June 1998 to August 1999. Mr. Carroll served as Vice President of Strategic Planning and Investor Relations for Multiple Zones International, a direct marketer of technology products, from April 1996 to May 1998. Mr. Carroll was Vice President of Financial Reporting and Investor Relations for the Hillhaven Corporation, a health care service firm, from January 1989 to April 1996. Mr. Carroll was a Senior Auditor with Deloitte & Touche, a national accounting firm, from December 1975 to January 1980. Mr. Carroll received his B.S. in Accounting from the University of Washington and is a certified public accountant.

Eric L. Dobmeier, J.D.    Mr. Dobmeier has served as our Senior Director, Legal Affairs and General Counsel since March 2002. Previously, he was an attorney and then a senior attorney at Venture Law Group, a law firm, from March 1998 to March 2002, an associate at Heller Ehrman White & McAuliffe, a law firm, from January 1997 to February 1998 and a judicial law clerk for the Honorable Spencer M. Williams of the U.S. District Court for the Northern District of California from September 1994 to October 1996. Mr. Dobmeier received a J.D. from Boalt Hall School of Law, University of California, Berkeley and an A.B. in History from Princeton University.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Vice President, Development since July 2001. Previously, he was Head of Bioprocess Development at Eli Lilly & Company, a pharmaceutical company, from July 1998 to July 2001 and Group Leader at Biogen Inc., a biopharmaceutical company, from August 1996 to July 1998. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

Peter D. Senter, Ph.D.    Dr. Senter has been our Vice President, Chemistry since August 2002. Previously, he served as our Senior Director, Chemistry from November 2000 until August 2002 and our Director, Chemistry from January 1999 to June 2000. Prior to joining Seattle Genetics, he was Director of Chemistry at Cytokine Networks, Inc., a biotechnology company, from November 1997 to August 1998 and Senior Principal Scientist at Bristol-Myers Squibb Pharmaceutical Research Institute from July 1985 to November 1997. Dr. Senter received a Ph.D. in Chemistry from the University of Illinois and an A.B. in Biochemistry from the University of California, Berkeley. He is the Associate Editor of Bioconjugate Chemistry and serves on the editorial board of four scientific journals. Dr. Senter is an Affiliate Professor of Bioengineering at the University of Washington. He has authored 73 scientific publications and holds 19 patents.

Amy P. Sing, M.D.    Dr. Sing has served as our Senior Director, Medical and Regulatory Affairs since June 2000. Previously, she served as our Medical Director from January 1999 to June 2000. Prior to joining Seattle Genetics, Dr. Sing served as Medical Director of Medical Affairs and Clinical Research at CellPro, Inc., a biotechnology firm, from May 1997 to December 1998. Before joining CellPro, she was a faculty member at the University of Washington and the Fred Hutchinson Cancer Research Center in Pediatrics and Pediatric Hematology/Oncology from July 1994 to February 1997. Dr. Sing trained in Pediatric Hematology/Oncology at the Fred Hutchinson Cancer Research Center and the University of Washington from July 1990 to June 1994, and in Pediatrics at the Children’s Hospital in Boston, MA from July 1987 to June 1990. She received an M.D. from Stanford University School of Medicine and a B.A. in Anthropology from Amherst College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2002, the Board met six times. Each director, except Michael F. Powell, attended at least 75 percent of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Stock Option Committee.

Compensation Committee

The Compensation Committee consists of Karl Erik Hellström, Marc E. Lippman, Douglas E. Williams and Charles P. Waite, Jr. Mr. Waite will cease to be a member of the Compensation Committee upon expiration of his term as a director on May 14, 2003. The Board of Directors has determined that all of the members of the Compensation Committee are “independent directors” as currently defined in Rule 4200 of the National Marketplace Rules of the NASD, although Dr. Lippman receives compensation for his services on our Scientific Advisory Board.

The Compensation Committee held two meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Directors’ Stock Option Plan and 2000 Employee Stock Purchase Plan.

Audit Committee

The Audit Committee consists of Douglas G. Southern (chairman), Michael F. Powell, Charles P. Waite, Jr. and Marc E. Lippman. Mr. Waite will cease to be a member of the Audit Committee upon expiration of his term as a director on May 14, 2003. The Board of Directors has determined that all of the members of the Audit Committee are “independent directors” as currently defined in Rule 4200 of the National Marketplace Rules of the NASD, although Dr. Lippman receives compensation for his services on our Scientific Advisory Board.

The Audit Committee held five meetings during the last fiscal year. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent public accountants, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent public accountants, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee has a written charter, which was revised by the Board of Directors in January 2003 in light of the additional responsibilities resulting from the recently enacted Sarbanes-Oxley Act of 2002. The Audit Committee charter is attached as Appendix A to this proxy statement. The Board of Directors will reassess the adequacy of the Audit Committee charter following the final adoption of new corporate governance standards currently proposed by the NASD and new rules regarding audit committee responsibility contemplated by the Sarbanes-Oxley Act.

Stock Option Committee

The Stock Option Committee consists of H. Perry Fell and Clay B. Siegall. The purpose of the Stock Option Committee is to make such examinations and take such actions as are necessary to grant options to purchase shares of the Company’s common stock to employees and consultants of the Company who are not executive officers, director-level or above employees or members of the Board of Directors. The Stock Option Committee grants options within parameters set by the Board of Directors. Our Compensation Committee, however, retains all authority to take action and make determinations with respect to our stock option plans.

The Board does not have a nominating committee. The full Board performs the functions of a nominating committee.

DIRECTOR COMPENSATION

Our nonemployee directors not affiliated with any of our principal stockholders receive $1,500 per Board meeting attended in person and $500 per Board meeting attended telephonically, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. All other directors currently receive no cash fees for Board meeting attendance but are reimbursed for reasonable and customary travel expenses. Our nonemployee directors receive $500 per committee meeting attended in person or by telephone. The Chairman of our Audit Committee, Mr. Southern, receives $1,500 per Audit Committee meeting attended.

The Company’s 2000 Directors’ Stock Option Plan provides that each person who becomes a nonemployee director of the Company, and each person who was a nonemployee director of the Company on the effective date of the Company’s initial public offering, is granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Initial Option”). The Initial Option is granted on the date on which the optionee first becomes a nonemployee director of the Company or on the effective date of the Company’s initial public offering, as the case may be.

Thereafter, on the date of each annual meeting of the Company’s stockholders, each nonemployee director is granted an additional option to purchase 10,000 shares of common stock if, on such date, he or she has served on the Board for at least six months (the “Annual Option”). Each of the nominees for director and each continuing director will have served for more than six months at the time of the Annual Meeting, so each director who continues to serve on the Board following the Annual Meeting will receive an option to purchase 10,000 shares of common stock under the 2000 Directors’ Stock Option Plan on the date of the Annual Meeting.

Both Initial Options and Annual Options have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions. The Annual Options become fully exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter. The exercise price of the options is equal to the fair market value of our common stock on the Nasdaq National Market on the date the option is granted. The options remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

Charles P. Waite, Jr., Douglas E. Williams, Michael F. Powell, Karl-Erik Hellström and Marc E. Lippman each received a stock option grant of 10,000 shares on May 15, 2002, the date of our 2002 Annual Meeting. In June 2002, Douglas G. Southern was appointed to the Board for the first time and received a stock option grant of 25,000 shares.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended December 31, 2003. PricewaterhouseCoopers LLP has served as our independent accountants since June 1998. In the event that ratification of this selection of accountants is not approved by a majority of the shares of our common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of four independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001 and amended and restated in January 2003, which is included in this proxy statement as Appendix A.

The members of the Audit Committee are currently Douglas G. Southern (chairman), Charles P. Waite, Jr., Michael F. Powell and Marc E. Lippman. Douglas E. Williams was a member of the Audit Committee from January 2002 until June 2002, when he was replaced by Mr. Southern who also assumed the chairman position formerly held by Mr. Waite. Dr. Lippman joined the Audit Committee in March 2003. Mr. Waite will cease to be a member of the Audit Committee upon expiration of his term as a director on May 14, 2003. Each of the members of the Audit Committee is an “independent director” as currently defined in Rule 4200 of the National Marketplace Rules of the NASD, although Dr. Lippman receives compensation for his service on our Scientific Advisory Board.

The Audit Committee appoints an accounting firm as our independent accountants, subject to stockholder ratification. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2002 with management and the independent accountants.

The Audit Committee discussed with the independent accountants the matters required to be discussed by United States Generally Accepted Auditing Standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from Seattle Genetics, Inc.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Douglas G. Southern, Chair

Michael F. Powell

Charles P. Waite, Jr.

Marc E. Lippman

FEES PAID TO INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as our independent accountants for the years 2002 and 2001 and billed us aggregate fees for services rendered as follows:

Type of Fees	2002	2001
Audit	$82,000	$67,000
Audit related	—	229,000
Tax	8,000	12,000
All other fees	—	—

Total fees	$90,000	$308,000

All audit related fees are for services provided by PricewaterhouseCoopers LLP in connection with our initial public offering in March 2001.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much common stock was owned as of March 14, 2003 by the directors, by each owner of more than five percent of our outstanding common stock, by each officer named in the summary compensation table of this proxy statement (the “Named Executive Officers”) and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive S.E., Bothell, WA 98021.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock (1) (2)
Cascade Investment, LLC 2365 Carillon Point Kirkland, WA 98033	3,521,088	11.4%

Vulcan Ventures, Inc. 110—100th Avenue N.E., Suite 550 Bellevue, WA 98004	2,721,088	8.8%

Michael F. Powell, Ph.D. (3) Sofinnova Venture Partners 140 Geary Street, 10th Floor San Francisco, CA 94108	2,713,814	8.8%

BAVP, LP 950 Tower Lane, Suite 700 Foster City, CA 94404	2,040,816	6.6%

H. Perry Fell, Ph.D. (4)	1,903,165	6.1%

Clay B. Siegall, Ph.D. (5)	1,900,665	6.1%

Royce & Associates, L.L.C. 1414 Avenue of the Americas Ninth Floor New York, NY 10019	1,719,900	5.6%

Genentech, Inc. 1 DNA Way South San Francisco, CA 94080	1,663,530	5.4%

Karl Erik Hellström, M.D., Ph.D. (6)	937,500	3.0%

Tim Carroll (7)	318,773	1.0%

Morris Z. Rosenberg, D.Sc. (8)	128,750	*

Amy P. Sing, M.D. (9)	92,107	*

Marc Lippman, M.D. (10)	63,750	*

Charles P. Waite, Jr. (11) OVP Venture Partners 1010 Market Street Kirkland, WA 98033	44,035	*

Douglas E. Williams, Ph.D. (12).	14,479	*

Douglas G. Southern	2,000	*

All directors and executive officers as a group (12 persons) (13)	8,273,123	26.0%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 14, 2003.

(2)	Percentage of beneficial ownership is based on 30,770,177 shares outstanding as of March 14, 2003. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 14, 2003, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2002.

(3)	Includes 2,606,565 shares held by Sofinnova Venture Partners IV, LP and 73,707 shares held by Sofinnova Venture Affiliates IV, LP. Dr. Powell is a general partner of Sofinnova Venture partners and as such may be deemed to share voting and investment power with respect to such shares. Dr. Powell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 13,541 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(4)	Includes 409,165 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(5)	Includes 409,165 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(6)	Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(7)	Includes 7,812 shares issuable upon exercise of an option exercisable within 60 days of March 14, 2003. In addition, as of March 14, 2003, Seattle Genetics has a right to repurchase 141,667 shares held by Mr. Carroll, which repurchase right lapses ratably each month through July 2004.

(8)	Represents 128,750 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(9)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003. In addition, as of March 14, 2003, Seattle Genetics has a right to repurchase 19,168 shares held by Dr. Sing under two options. Under the first option, 4,584 shares are subject to a repurchase right that lapses ratably each month through February 2004. Under the second option, 14,584 shares are subject to a repurchase right that lapses ratably each month through November 2004.

(10)	Includes 26,250 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003. In addition, as of March 14, 2003, Seattle Genetics has a right to repurchase 11,719 shares held by Dr. Lippman, which repurchase right lapses ratably each month through June 2004.

(11)	Includes 13,541 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(12)	Includes 11,979 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

(13)	Includes 1,108,640 shares issuable upon exercise of options exercisable within 60 days of March 14, 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows (a) the compensation earned by the persons who served as our Chief Executive Officer during the fiscal year ended December 31, 2002, (b) the compensation earned by the three other most highly compensated employees during the fiscal year ended December 31, 2002 (the “Named Executive Officers”) and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($) (2)
Name & Principal Position		Salary ($) (1)		Bonus ($)	Securities Underlying Options (#)
Clay B. Siegall, Ph.D. President and Chief Executive Officer (3)	2002 2001 2000	224,700 209,167 200,000		67,410 66,150 40,000	120,000 400,000 300,000	10,206 9,820 8,004

H. Perry Fell, Ph.D. Chairman of the Board and Chief Strategy Officer (4)	2002 2001 2000	224,700 209,167 200,000		67,410 66,150 40,000	120,000 400,000 300,000	10,206 9,820 8,004

Tim J. Carroll Chief Financial Officer	2002 2001 2000	177,434 171,627 73,333	(5)	27,569 42,378 8,000	25,000 — 400,000	9,803 8,443 2,860

Morris Z. Rosenberg, D.Sc. Vice President, Development	2002 2001	196,680 91,042	(6)	35,019 19,475	60,000 240,000	63,192 68,052

Amy P. Sing, M.D. Senior Director, Medical and Regulatory Affairs	2002 2001 2000	186,951 176,963 161,933		42,860 39,648 15,816	30,000 20,000 75,000	6,740 7,330 6,690

(1)	Includes amounts deferred under Seattle Genetics’ 401(k) plan.

(2)	Amounts reported consist of premiums paid on life, disability and health insurance policies for the officer’s benefit and, in the case of Dr. Rosenberg, payments in connection with relocation and temporary housing expenses.

(3)	Dr. Siegall was our President and Chief Scientific Officer until November 2002, when he became our President and Chief Executive Officer.

(4)	Dr. Fell was our Chairman of the Board and Chief Executive Officer until November 2002, when he became our Chairman of the Board and Chief Strategy Officer.

(5)	Mr. Carroll commenced employment with us in July 2000. His salary on an annualized basis in the year 2000 was $160,000.

(6)	Dr. Rosenberg commenced employment with us in July 2001. His salary on an annualized basis in the year 2001 was $190,000.

EMPLOYMENT CONTRACTS

In October 2001, the Company entered into employment agreements with H. Perry Fell, our current Chairman of the Board and Chief Strategy Officer, and Clay B. Siegall, our current President and Chief Executive Officer. We amended Dr. Fell’s employment agreement in November 2002 in connection with his resignation as Chief Executive Officer. The employment agreements provide that Drs. Fell and Siegall will each receive annual base salaries and may each receive an annual bonus based upon performance criteria and financial and operational results of the Company as determined by the Compensation Committee of the Board of

Directors. Drs. Fell and Siegall are also eligible to receive additional grants of stock options or purchase rights from time to time in the future as determined by the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months, and to continue vesting of his options during those 12 months. In the event Dr. Fell’s employment is terminated by the Company or him for any reason other than cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months, and to continue vesting of his options during those 12 months. The employment agreements additionally provide that, in the event of a change of control, 100 percent of each of Drs. Fell’s and Siegall’s stock options shall become fully vested and exercisable. Drs. Fell’s and Siegall’s employment are for no specified length of time, and either party has the right to terminate employment at any time with or without cause.

OPTION GRANTS IN FISCAL YEAR 2002

The following table provides information with respect to stock options granted to our Named Executive Officers during the fiscal year that ended December 31, 2002. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (5)
Name	Shares Underlying Options Granted (#) (2)	Percent of Total Options Granted to Employees in Fiscal 2002 (%) (3)	Exercise Price Per Share ($) (4)	Expiration Date	5% ($)	10% ($)
Clay B. Siegall, Ph.D.	120,000	11.6	6.34	1/30/12	478,463	1,212,519

H. Perry Fell, Ph.D.	120,000	11.6	6.34	1/30/12	478,463	1,212,519

Tim J. Carroll	25,000	2.4	6.34	1/30/12	99,680	252,608

Morris Z. Rosenberg, D.Sc.	60,000	5.8	6.34	1/30/12	239,232	606,260

Amy P. Sing, M.D.	15,000 15,000	1.4 1.4	6.34 6.00	1/30/12 4/24/12	59,808 56,601	151,565 143,437

(1)	No stock appreciation rights (SARs) were granted during 2002.

(2)	Options vest at a rate of 25 percent on the first anniversary of the vesting commencement date and ratably each month thereafter over the remaining 36-month period. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by Clay B. Siegall and H. Perry Fell shall become 100 percent exercisable.

(3)	We granted options to purchase 1,038,350 shares of common stock to employees during 2002.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or by a same-day sale of the purchased shares.

(5)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by our Named Executive Officers during the fiscal year ended December 31, 2002. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable (2)
Clay B. Siegall, Ph.D.	—	—	314,583 / 505,417	15,652 / 14,375

H. Perry Fell, Ph.D.	—	—	314,583 / 505,417	15,652 / 14,375

Tim J. Carroll	—	—	— / 25,000	— / —

Morris Z. Rosenberg, D.Sc.	—	—	85,000 / 215,000	— / —

Amy P. Sing, M.D.	—	—	5,833 / 44,167	— / —

(1)	No stock appreciation rights (SARs) were outstanding during fiscal 2002.

(2)	Based on the $3.10 per share closing price of our common stock on The Nasdaq National Market on December 31, 2002, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders	3,690,129		$5.25		879,156	(1)

	150,000		$6.09		250,000	(2)

	550,819	(3)	$2.77	(3)	—	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	4,390,948				1,129,156

(1)	Available for issuance under the 1998 Stock Option Plan. The 1998 Stock Option Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2008, equal to the lesser of (i) 1,200,000 shares, (ii) four percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors.

(2)	Available for issuance under the 2000 Directors’ Stock Option Plan.

(3)	Assumes that employees will purchase the remaining 550,819 shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan (“2000 ESPP”) in July 2003 at a purchase price of $2.77 per share. Under the terms of the 2000 ESPP, shares are purchased at 85 percent of the fair market value of our common stock on either the first day of an offering period or the last day of a purchase period, whichever is lower. Therefore, the purchase price is not fixed until the July 2003 purchase date and employees may purchase the shares at a lower price per share, which could affect the weighted-average exercise price.

(4)	Available for issuance under the 2000 ESPP assuming that employees will purchase the remaining 550,819 shares of common stock available for issuance under the 2000 ESPP in July 2003. The 2000 ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2010 equal to the lesser of (i) 300,000 shares, (ii) one percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as determined by the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2002. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1998 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain corporate performance goals that the Board of Directors establishes from time to time and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors that the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving specific company-wide goals, such as product development milestones, clinical trial progress and collaboration objectives, as well as their success in achieving designated individual goals.

LONG-TERM INCENTIVE COMPENSATION

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to ten years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Dr. Fell, who served as our Chief Executive Officer until November 2002, had a base salary during fiscal 2002 of $224,700. His bonus for the fiscal year was $67,410. In addition, he was granted an option to purchase 120,000 shares of the Company’s common stock.

Dr. Siegall, who has served as our Chief Executive Officer since November 2002, had a base salary during fiscal 2002 of $224,700. His bonus for the fiscal year was $67,410. In addition, he was granted an option to purchase 120,000 shares of the Company’s common stock.

The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were applied in establishing the amount of Dr. Fell’s and Dr. Siegall’s salaries and stock option grants. Significant factors in establishing Dr. Fell’s and Dr. Siegall’s compensation were their contributions toward achievement of the Company’s operating and financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the Company’s 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of Seattle Genetics, Inc.:

Karl Erik Hellström

Marc E. Lippman

Charles P. Waite, Jr.

Douglas E. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

TRANSACTIONS WITH MANAGEMENT

In November 2000, we loaned $90,000 to Peter Senter, our Vice President, Chemistry, to facilitate his exercise of an option to purchase 30,000 shares of our common stock. This loan was made pursuant to a promissory note bearing interest at an annual rate of approximately 6 percent and is due and payable in November 2003 or upon termination of Dr. Senter’s employment with us for any reason.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our common stock since March 6, 2001 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (a) the Nasdaq Stock Market (U.S.) Index, (b) the Nasdaq Biotechnology Index and (c) the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 6, 2001, the date on which we completed our initial public offering, in our common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in our common stock at a per share price of $7.00, the price at which such stock was first offered to the public in our initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN *

FROM MARCH 6, 2001 TO DECEMBER 31, 2002

AMONG SEATTLE GENETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE NASDAQ BIOTECHNOLOGY INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

*	Assumes $100 invested on March 6, 2001 in stock or index, including reinvestment of dividends

	03/06/01	6/30/01	12/31/01	6/30/02	12/31/02
Seattle Genetics, Inc.	100	87.14	81.43	74.44	44.29
NASDAQ Stock Market (U.S.)	100	98.02	88.40	66.41	60.68
NASDAQ Biotechnology Index	100	110.07	98.67	55.37	53.94
NASDAQ Pharmaceutical Index	100	104.64	96.94	61.49	62.62

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2002 all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors, Clay B. Siegall, Ph.D. President and Chief Executive Officer	H. Perry Fell, Ph.D. Chairman of the Board and Chief Strategy Officer

April 11, 2003

Bothell, Washington

APPENDIX A

SEATTLE GENETICS, INC.

Charter for the Audit Committee

of the Board of Directors

Purpose

The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Seattle Genetics, Inc. (the “Company”), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to appoint, compensate and oversee the Company’s independent accountants, to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. At least one member of the Audit Committee must qualify as a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules or regulations.

Meetings

The Audit Committee will meet with the President and Chief Executive Officer, Chief Financial Officer and independent accountants of the Company at least quarterly to review the financial affairs of the Company. The Company’s General Counsel and/or outside legal counsel will also attend these quarterly meetings to provide guidance on compliance with applicable laws and regulations. A portion of each quarterly meeting will be conducted outside the presence of management to allow the Audit Committee direct access to the independent accountants. The Audit Committee may also contact the Company’s independent accountants at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Appoint the independent accountants for ratification by the stockholders and approve the compensation of and oversee the independent accountants.

2.	Review the plan for and the scope of the audit and related services at least annually.

3.	Confirm that the proposed audit engagement team for the independent public accountants complies with the applicable auditor rotation rules.

4.	Pre-approve all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act.

5.	Inquire of the Chief Financial Officer, Controller and other appropriate financial management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6.	Review with the Chief Financial Officer, Controller and other appropriate financial management of the Company any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

7.	Review with the Chief Financial Officer, Controller and other appropriate financial management of the Company and the independent accountants at the completion of the annual audit:

a.	The Company’s annual financial statements and related footnotes;

b.	The independent accountant’s audit of the financial statements;

c.	Any significant changes required in the independent accountant’s audit plan;

d.	Any serious difficulties or disputes with management encountered during the course of the audit;

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

8.	Review a report from the independent accountants required by Section 10A of the Exchange Act.

9.	Review a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

10.	Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

11.	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants.

12.	Review with the Chief Financial Officer, Controller and other appropriate financial management of the Company and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

13.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants and the Chief Financial Officer, Controller and other appropriate financial management of the Company. Review with the independent accountants and the Chief Financial Officer, Controller and other appropriate financial management of the Company, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

14.	Review and discuss with the Chief Financial Officer, Controller and other appropriate financial management of the Company all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

15.	Review the adequacy of the Company’s system of internal accounting controls. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

16.	Obtain from the officers that certify the Company’s financial reports an assessment of the internal controls, a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations.

17.	Review the Company’s compliance with the Foreign Corrupt Practices Act.

18.	Review the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

19.	Review the Company’s investment policy and evaluate the Company’s adherence to such policy with regard to investment of the Company’s assets.

20.	Review and approve all related party transactions other than compensation transactions.

21.	Review the periodic SEC reports of the Company with the Chief Financial Officer, Controller and other appropriate financial management of the Company and the independent accountants prior to filing of the reports with the SEC.

22.	In connection with each periodic SEC report of the Company, review:

a.	Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b.	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

23.	Periodically discuss with the independent accountants, without management being present: (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting; and (ii) the completeness and accuracy of the Company’s financial statements.

24.	Review and discuss with the Chief Financial Officer, Controller and other appropriate financial management of the Company the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information).

25.	Consult, as appropriate, with the Chief Financial Officer, Controller and other appropriate financial management of the Company regarding financial information and earnings guidance provided to analysts.

26.	Establish and approve procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

27.	Establish and approve procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders, and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountants to be proposed for stockholder approval in any proxy statement).

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations in written form that will be incorporated as a part of the minutes of the Audit Committee and/or Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

*	Adopted by the Board of Directors on March 9, 2001.

**	Amended and Restated by the Board of Directors on January 31, 2003.

PROXY

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2003.

The undersigned stockholder of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2003, and hereby appoints Clay B. Siegall and H. Perry Fell, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2003 at 10:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; AND (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

é    FOLD AND DETACH HERE    é

You can now access your Seattle Genetics account online.

Mellon Investor Services LLC, agent for Seattle Genetics, provides access to current information on your stockholder account online via Investor ServiceDirect® (ISD). After a secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•   SSN or investor ID

•   PIN

•   Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•   SSN or Investor ID

•   PIN

•   Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•   Certificate History

•   Book-Entry Information

•   Issue Certificate

•   Payment History

•   Address Change

•   Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between

9:00 a.m. and 7:00 p.m. Eastern Time, Monday-Friday.

The Company’s Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposal 2.	Please mark your votes as indicated in this example	☒

1. Election of Directors:	FOR all nominees listed below (except as indicated below).	WITHHOLD authority to vote for all nominees listed below.			FOR	AGAINST	ABSTAIN
01 Clay B. Siegall, Ph.D., 02 Douglas E. Williams, Ph.D.	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:	☐	☐	☐

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01 Clay B. Siegall, Ph.D.        02 Douglas E. Williams, Ph.D.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage that will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

é    IF VOTING BY MAIL, FOLD AND DETACH HERE    é

Vote by Internet or Telephone or Mail

Internet and telephone voting is available through 11:00 p.m. Eastern Time on the day prior to the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/sgen		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at http://www.seattlegenetics.com/news/index.htm